UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2016

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, BFC Financial Corporation (the “Company”) entered into Share Exchange Agreements on September 4, 2015 with Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise (collectively, the “BBX Capital RSU Holders”) as holders of restricted stock units (“BBX Capital RSUs”) of Class A Common Stock of BBX Capital Corporation (“BBX Capital”).  Pursuant to the Share Exchange Agreements, (a) each BBX Capital RSU Holder granted the Company the option to acquire, simultaneously with the vesting of each BBX Capital RSU, some or all of the shares of BBX Capital’s Class A Common Stock which, absent the Share Exchange Agreement, would (after withholding) actually have been received by the BBX Capital RSU Holder upon the vesting of the BBX Capital RSU and (b) the Company agreed to issue to the BBX Capital RSU Holder shares of the Company’s Class A Common Stock or Class B Common Stock having an aggregate market value equal to the aggregate market value of the shares of BBX Capital’s Class A Common Stock acquired by the Company upon the option exercise. Notwithstanding the foregoing, as a result of the previously disclosed Agreement and Plan of Merger, dated July 27, 2016, entered into by the Company and BBX Capital,  each BBX Capital RSU Holder has agreed, with respect to share exchanges effected during the pendency of the proposed merger, to receive no more than 5.4 shares of the Company’s Class A Common Stock or Class B Common Stock for each share of BBX Capital’s Class A Common Stock subject to vested BBX Capital RSUs.

Between September 30, 2016 and October 4, 2016, the Company issued a total of 1,530,822 shares of its Class B Common Stock to the BBX Capital RSU Holders pursuant to the Share Exchange Agreements and received a total of 283,486 shares of BBX Capital’s Class A Common Stock in exchange therefor.  Because the exchange ratio calculated by dividing the closing price of BBX Capital’s Class A Common Stock on each relevant date by the closing price of the Company’s Class B Common Stock on each such date exceeded 5.4, the Company issued 5.4 shares of its Class B Common Stock for each share of BBX Capital’s Class A Common Stock received by it between September 30, 2016 and October 4, 2016.

The following table sets forth the number of shares of the Company’s Class B Common Stock issued to each BBX Capital RSU Holder between September 30, 2016 and October 4, 2016, the number of shares of BBX Capital’s Class A Common Stock which the Company received in exchange therefor, and the date of share exchange.

BBX Capital RSU Holder	Date of Share Exchange	Number of Shares of the Company’s Class B Common Stock Issued to the Individual Reporting Person	Number of Shares of BBX Capital’s Class A Common Stock Received by the Company
Alan B. Levan	9/30/2016	398,752	73,843
	10/1/2016	107,800	19,963
John E. Abdo	9/30/2016	398,752	73,843
	10/2/2016	107,800	19,963
Jarett S. Levan	9/30/2016	204,962	37,956
	10/3/2016	53,897	9,981
Seth M. Wise	9/30/2016	204,962	37,956
	10/4/2016	53,897	9,981

The shares of the Company’s Class B Common Stock issued pursuant to the Share Exchange Agreements as described above were issued in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, as not involving any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: October 5, 2016
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Executive Vice President and Chief Financial Officer